UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 19, 2018
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 19, 2018, George Vonderhaar and Limelight Networks, Inc. (the “Company”) reached a tentative arrangement regarding Mr. Vonderhaar’s separation from his position as the Senior Vice President, Chief Sales Officer of the Company. The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) approved the arrangement on November 20, 2018. Mr. Vonderhaar will continue employment with the Company until December 31, 2018 (the “Transition Period”).

(c) On November 21, 2018, Tom Marth, 54, agreed to become the Company’s Senior Vice President of Sales, effective January 1, 2019 (the “Effective Date”).

Mr. Marth is an accomplished executive with more than 20 years of successful sales leadership in a variety of high growth technology companies. From 2012 to 2017, Mr. Marth was Regional Vice President at Workday, an on‑demand financial management and human capital management software vendor, where he led six sales teams across 15 states. Prior to that, he was Group Vice President at Oracle, where he took on increasing responsibility for more than 15 years. In addition, Mr. Marth has held sales roles at companies including FASCOR and Xerox. He earned a B.S. in Business Administration from Miami University.

On November 21, 2018, the Company entered into an employment agreement with Mr. Marth. The agreement provides that Mr. Marth will commence service as the Company’s Senior Vice President of Sales as of the Effective Date.

Mr. Marth’s employment agreement provides that Mr. Marth will receive an annual salary of $250,000 and that he is eligible to receive an annual incentive bonus of $225,000 for calendar year 2019. This incentive bonus will be payable upon the achievement of performance goals established or approved by the Board or by the Committee of the Board.

Mr. Marth’s employment agreement provides that the Company will issue to Mr. Marth 200,000 Restricted Stock Units (“RSUs”) and 200,000 non-qualified stock options (“Stock Options”) pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan (the “Plan”). The exercise price of the Stock Options will be the fair market value of the Company’s common stock on the grant date, which will be the second trading day following the date of public disclosure of the financial results for the quarter ended December 31, 2018. Twenty-five percent (25%) of the RSUs will vest on the first day of March, June, September, or December that first occurs following the 1 year anniversary of Mr. Marth's hire date (the first vesting date), and an additional twenty-five percent (25%) will vest on the annual anniversary of the first vesting date for three (3) additional years, provided Mr. Marth continues to be a service provider through each such vesting date. Twenty-five percent (25%) of the Options will vest on the first anniversary of the Effective Date, and the remaining seventy-five percent (75%) will vest in thirty-six (36) equal monthly installments, beginning one month after the first anniversary of the Effective Date, and on the same day of each month thereafter for thirty-five (35) consecutive months, provided Mr. Marth continues to be a service provider through each such vesting date.

Mr. Marth’s employment agreement provides that in the event that the Company consummates a change of control transaction, defined as the consummation of a merger or consolidation or the approval of a plan of complete liquidation or for the sale or disposition of all or substantially all of the Company’s assets, 50% of his then outstanding unvested equity awards will vest.

In the event that the Company terminates Mr. Marth’s employment without cause, or he resigns for good reason, in either case in connection with a change of control transaction, Mr. Marth will receive continued payment for 12 months of his then current annual salary, 100% of the current year’s target annual incentive bonus, immediate vesting of 100% of his outstanding unvested equity awards, and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans.

In the event that the Company terminates Mr. Marth’s employment without cause, or he resigns for good reason, in either case other than in connection with a change of control, he will receive continued payment for 12 months of his then current annual salary, the actual earned annual cash incentive bonus for the current year, if any, pro-rated to the date of termination, and reimbursement for premiums paid for continued health benefits under the Company’s health plans until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans.

(e) On November 26, 2018, the Company and Mr. Vonderhaar entered into a transition agreement and release. Mr. Vonderhaar’s transition agreement provides that upon his termination of employment with the Company, Mr. Vonderhaar will be entitled to the severance benefits set forth in the transition agreement, subject to satisfaction of certain conditions.

Subject to the transition agreement and release becoming effective and not revoked, and Mr. Vonderhaar honoring all continuing covenants in his existing agreements, Mr. Vonderhaar will receive an amount equal to 12 months of his base salary, the greater of 100% of his target annual incentive for 2018 or the actual earned annual incentive for 2018 (subject to applicable tax withholdings), continued vesting of that portion of his outstanding and unvested RSUs that would otherwise vest by their terms on or before June 30, 2019, continued vesting of that portion of his outstanding and unvested Stock Options that would otherwise vest by their terms on or before March 31, 2019, and reimbursement for premiums paid for continued health benefits under the Company’s health plan until the earlier of 12 months or the date upon which he and his eligible dependents become covered under similar plans.

The press release issued by the Company on November 26, 2018 announcing the transition is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

99.1	Press release of Limelight Networks, Inc., dated November 26, 2018 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: November 26, 2018	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary